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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 1O-K/A) of Seagate Technology, Inc. of our report dated July 14, 1998, except for the twelfth paragraph of the Acquisitions note, as to which the date is July 31, 1998, and the first and second paragraphs of the Patent Litigation note, as to which the date is August 17, 1998, included in the 1998 Annual Report to Stockholders of Seagate Technology, Inc.

Our audits also included the financial statement schedule of Seagate Technology, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express in opinion based an our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-43911, 33-50973, 33-39916, 33-56215, 33-34793, 33-64339,
333-00697, 333-01059, 333-40005, 333-70105), pertaining to the 1991 Incentive
Stock Option Plan, the Employee Stock Purchase Plan, the Executive Stock Option Plan of Seagate Technology, Inc., the 1992 Conner Peripherals, Inc. Restricted Stock Plan and the Arcada Holdings, Inc. Stock Option Plan, and in the related prospectus, of our report dated July 14, 1998, except for the twelfth paragraph of the Acquisitions note, as to which the date is July 31, 1998, and the first and second paragraphs of the Patent Litigation note, as to which the date is August 17, 1998, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K/A) of Seagate Technology, Inc.


                                                           /s/ Ernst & Young LLP
                                                           ---------------------

San Jose, California
April 16,1999